PRESS RELEASE
FOR IMMEDIATE RELEASE

MAXUS REALTY TRUST ANNOUNCES CONTRACT TO SELL THE ATRIUM

     Kansas City, Missouri (May 14, 2003) - Maxus Realty Trust, Inc. (NASDAQ:MRTI), a real estate investment trust referred to hereinafter as the "Trust", is pleased to announce that on May 12, 2003, Maxus Operating Limited Partnership, a wholly-owned subsidiary of the Trust ("MOLP"), entered into a contract to sell the Atrium at Alpha Business Center, an office building located in Bloomington, Minnesota (the "Atrium"), to an unrelated third party, Ted Glasrud Associates, Inc., a Minnesota corporation ("Glasrud"). The sale price is Five Million One Hundred Seventeen Thousand Five Hundred Dollars ($5,117,500) before the brokerage commission and other standard closing costs.

     The sale is subject to certain standard closing conditions, including but not limited to (i) MOLP's delivery of a title commitment and survey and (ii) MOLP's establishment of the status and marketability of title.

     The  Trust  makes  equity  investments  in  income  producing   properties,
principally multi-family housing.


Contact:     Christine A. Robinson, Secretary
             Maxus Realty Trust, Inc.
             104 Armour Road
             North Kansas City, Missouri 64116
             Phone:  (816) 303-4500
             Fax:  (816) 221-1829